UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2018

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2018,  Chipotle Mexican Grill, Inc. (“Chipotle”) entered into an offer letter with Brian R. Niccol for Mr. Niccol to become Chief Executive Officer and a member of the Board of Directors of Chipotle on March 5, 2018.

Mr. Niccol,  43,  previously served as Chief Executive Officer of Taco Bell, a division of Yum! Brands, Inc., since 2015. He joined Taco Bell in 2011 as Chief Marketing and Innovation Officer and served as President of Taco Bell from 2013 to 2014. Prior to his service at Taco Bell, from 2005 to 2011, he served in various executive positions at Pizza Hut, another division of Yum! Brands, including General Manager and Chief Marketing Officer. Before joining Yum! Brands, Mr. Niccol spent 10 years at Procter & Gamble Co., serving in various brand management positions. Mr. Niccol holds an undergraduate degree from Miami University and an MBA from the University of Chicago Booth School of Business. He serves as a director of Harley-Davidson, Inc. (NYSE: HOG).

There are no arrangements or understandings between Mr. Niccol and any other persons pursuant to which Mr. Niccol was selected as Chief Executive Officer or as a member of the Board of Directors. There are no family relationships between Mr. Niccol and any director, executive officer, or person nominated or chosen by Chipotle to become a director or executive officer. Chipotle has not entered into any transactions in which Mr. Niccol may have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The offer letter provides that Mr. Niccol will have an annualized base salary of $1.2 million, a target annual bonus opportunity for the 2018 fiscal year of 150% of his base salary, and a maximum annual bonus opportunity for the 2018 fiscal year of 225% of his base salary, and further provides that payment of his 2018 target annual bonus is guaranteed, subject to his continued employment through the date annual bonuses are paid to Chipotle’s senior executives generally.  In addition, the offer letter provides that on or about March 5, 2018 and subject to his commencing employment with the company, Mr. Niccol will receive the following equity awards: (i) an annual equity award grant for 2018 consisting of (A) performance shares with a target value of $3.0 million as of the grant date, which will have the same terms and conditions as applicable to annual 2018 performance share awards granted to senior executives of Chipotle generally;  and (B) stock appreciation rights with a grant date value of $2.0 million and an exercise price equal to the closing price of Chipotle’s common stock on the grant date, which will vest in equal amounts on the first, second and third anniversaries of the grant date, subject to possible acceleration of vesting in the event of a termination of employment by Chipotle without cause or by Mr. Niccol for good reason, and a seven-year term; (ii) a sign-on award consisting of stock appreciation rights with a grant date value of $4.0 million and an exercise price equal to 125% of the closing price of Chipotle’s common stock on the grant date, which will vest in equal amounts on the first, second and third anniversaries of the grant date, subject to possible acceleration of vesting as previously described, and a seven-year term; and (iii) a make-whole award consisting of (A) stock appreciation rights with a grant date value of $9.65 million and an exercise price equal to 110% of the closing price of Chipotle’s common stock on the grant date, which will vest in equal amounts on the first, second and third anniversaries of the grant date, subject to possible acceleration of vesting as previously described, and a seven-year term; and (B) restricted stock units with a grant date value of $9.65 million, which will vest in equal amounts on the first, second and third anniversaries of the grant date, subject to possible acceleration of vesting as previously described.  The offer letter further provides that if Mr. Niccol’s employment is terminated by Chipotle without cause, or by Mr. Niccol with good reason, in either case prior to the fifth anniversary of the commencement of his employment with the company, Mr. Niccol will be entitled to a severance payment of two times the sum of his annual base salary and target annual bonus opportunity (or, if higher, the amount of the annual bonus paid to him for the fiscal year immediately preceding the fiscal year in which such termination of employment occurs).  The offer letter also entitles Mr. Niccol to employee benefits generally offered by Chipotle from time to time, and further provides for the payment to Mr. Niccol of a $1.0 million signing bonus, which must be repaid if Mr. Niccol’s employment is terminated by Chipotle for cause or by Mr. Niccol without good reason, in either case prior to the first anniversary of his start date with Chipotle.

Under the offer letter, Mr. Niccol has agreed that, (i) while he is employed by Chipotle and for a one-year period thereafter, he will not, directly or indirectly, own, manage, operate, control, be employed, or engaged in any capacity (whether or not for compensation) by, or render services, advice, or assistance in any capacity to, a business operating fast-casual, quick-service or casual dining restaurants in the continental United States where Chipotle or any of its affiliates conduct business, and (ii) while he is employed by Chipotle and for a two-year period thereafter, he will not (a) solicit or hire Chipotle’s employees, or (b) induce any of Chipotle’s suppliers, licensees, or other business relations to cease doing business with Chipotle or interfere with the relationship between any such supplier, licensee, or other business relation and Chipotle.  The offer letter also includes customary confidentiality and mutual non-disparagement provisions.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued by Chipotle announcing the appointment of Mr. Niccol is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

Exhibit 10.1	Offer Letter, dated February 11, 2018, between Brian R. Niccol and Chipotle Mexican Grill, Inc.
Exhibit 99.1	Press release, dated February 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

February 14, 2018	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer